                        PRELIMINARY COPY
                    SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934


Filed by the Registration [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[x] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    First Financial Corporation
        __________________________________________________
         (Name of Registrant as Specified In Its Charter)

        __________________________________________________
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

 [x] $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2).

 [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

 (1) Title of each class of securities to which transaction applies:
     _________________________________________________________________________

 (2) Aggregate number of securities to which transaction applies:
     _________________________________________________________________________

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *1
     _________________________________________________________________________

 (4) Proposed maximum aggregate value of transaction:
     _________________________________________________________________________

 *1 Set forth the amount on which the filing fee is calculated and state how it was determined.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount previously paid:
     _________________________________________________________________________

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
                       PRELIMINARY COPY
                   FIRST FINANCIAL CORPORATION



First Financial Center
1305 Main Street
Stevens Point, WI 54481
(715) 341-0400

                                                   March 21, 1994

Dear Stockholder:

     The 1994 annual meeting of stockholders of First Financial
Corporation is to be held on April 20, 1994, at 10:00 a.m. at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin
54481.

     At this meeting you will be asked to vote, in person or by proxy, on the election of four directors for three-year terms and on the proposal to increase the number of authorized shares of common stock from 30,000,000 to 75,000,000. A proxy statement describing these proposals and providing other information about First Financial Corporation is enclosed.

     It is important that your shares be represented at the 1994 annual meeting, whether or not you are personally able to attend.
You are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                        Sincerely,




                                        Robert S. Gaiswinkler
                                        Chairman of the Board

                        PRELIMINARY COPY
                   FIRST FINANCIAL CORPORATION
                        1305 Main Street
                 Stevens Point, Wisconsin 54481
                         (715) 341-0400


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON APRIL 20, 1994


     NOTICE IS HEREBY GIVEN that the 1994 annual meeting of stockholders (the "Annual Meeting") of First Financial
Corporation ("FFC") will be held on Wednesday, April 20, 1994, at
10:00 a.m., at the Holiday Inn, 1501 North Point Drive, Stevens
Point, Wisconsin 54481, for the following purposes:

  (1)     To elect four directors for a three-year term;

  (2) To amend FFC's articles of incorporation to increase the total number of authorized shares of common stock from 30,000,000 to 75,000,000; and

  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to FFC's bylaws, the Board of Directors has fixed the close of business on March 7, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of FFC common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by FFC.

                                   By order of the Board of
Directors of
                                   FIRST FINANCIAL CORPORATION




                                   Robert S. Gaiswinkler
                                   Chairman of the Board

Stevens Point, Wisconsin
March 21, 1994


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        PRELIMINARY COPY
                   FIRST FINANCIAL CORPORATION
                        1305 Main Street
                 Stevens Point, Wisconsin 54481
                     ______________________

                         PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS
                         APRIL 20, 1994
                     ______________________

        SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This proxy statement is furnished to stockholders of First Financial Corporation ("FFC") in connection with the solicitation by the Board of Directors of FFC of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, April 20, 1994, at 10:00 a.m., at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin, and at any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned to FFC in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted: (i) FOR the election of each of the four nominees of the Board of Directors to serve as directors until the 1997 annual meeting; and (ii) FOR the proposal to increase the total number of authorized shares of common stock from 30,000,000 to 75,000,000. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. FFC is not aware of any such matters that are proposed to be presented at its Annual Meeting.

     The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, stockholders may revoke a proxy at any time prior to its exercise by filing with the secretary of FFC a written notice of revocation, by delivering to FFC a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies in the form enclosed herewith will be borne by FFC. In addition to the solicitation of proxies by mail, directors, officers and regular employees of FFC, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. FFC may also utilize the services of its transfer agent, Norwest Bank Minnesota, N.A., to provide broker search and proxy distribution services at an approximate cost of $1,100. FFC will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this proxy statement will be mailed to stockholders on or about March 21, 1994.

     The securities which can be voted at the Annual Meeting consist of shares of common stock of FFC. Each share entitles its owner to one vote on each matter presented to the stockholders. The articles of incorporation and bylaws of FFC do not authorize cumulative voting. The close of business on March 7, 1994 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting. There were ________ record holders of FFC's common stock on March 7, 1994 and the number of shares outstanding as of that date was __________. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.
Abstentions will have the same effect as a negative vote as to matters considered at the Annual Meeting. Broker nonvotes will not be treated as a vote entitled to be cast at the Annual Meeting.

     A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1993 accompanies this proxy statement. FFC is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1993 with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to First Financial Corporation, 1305 Main Street, Stevens Point, Wisconsin 54481, Attention: Investor Relations.

     STOCK OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of March 7, 1994 with respect to (i) persons known to FFC to be the beneficial owners of more than five percent of FFC's outstanding common stock, (ii) the amount of FFC's common stock beneficially owned by each director of FFC and each of the five most highly compensated executive officers of FFC or First Financial Bank, FSB (the "Bank") whose cash compensation exceeded $100,000 during 1993 (such officers of FFC and the Bank collectively, the "named executive officers") and (iii) the amount of FFC's common stock owned by the directors and the executive officers as a group.

                                                   Amount and                                Percentage of
                                                    Nature of                               Common Stock
Name of Beneficial Owner                     Beneficial Ownership(a)                          Outstanding


          (i)
Marshall & Ilsley Trust Company                  __________                                   ______
1000 North Water Street
Milwaukee, WI  53202 (b)

Fiduciary Management, Inc.                       __________                                   ______
 225 East Mason street
 Milwaukee, WI 53202 (c)

          (ii)
Robert S. Gaiswinkler                              77,696                                      *
 Chairman of the Board of Directors
 of FFC and the Bank
John C. Seramur                                    742,182                                    3.15
 President, Chief Executive Officer
 Chief Operating Officer and Director
 of FFC and the Bank
Gordon M. Haferbecker                               49,520                                      *
 Director
James O. Heinecke                                   51,571                                      *
 Director
Robert T. Kehr                                      37,480                                      *
 Director
Paul C. Kehrer                                     102,120                                      *
 Director
Robert P. Konopacky                                 87,200                                      *
 Director
Dr. George R. Leach                                 43,156                                      *
 Director
Ignatius H. Robers                                  24,400                                      *
 Director
John H. Sproule                                     54,200                                      *
 Director
Ralph R. Staven                                    165,216                                      *
 Director
Norman L. Wanta                                     55,960                                      *
 Director
Arlyn G. West                                       32,600                                      *
 Director
Donald E. Peters                                    99,065                                      *
 Executive Vice President
 of the Bank
Robert M. Salinger                                  51,699                                      *
 Secretary and General Counsel
 of FFC and Executive Vice
 President of the Bank
Harry K. Hammerling                                 31,703                                      *
 Executive Vice President
 of the Bank

       (iii)
All directors and executive officers             1,732,987                                  7.35
as a group (17 persons)

____________                                                               *Less than one percent

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of such Rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of March 7, 1994. The table includes shares owned jointly or directly by spouses, controlled revocable trusts, other immediate family members or others, and as to which the persons named in the table possess shared voting and/or investment power as follows:
     Mr. Seramur - 2,200 shares; Mr. Haferbecker - 7,120 shares; Mr. Heinecke - 17,500 shares; Dr. G. R. Leach - 36,156 shares; Mr. Kehr - 18,480 shares; Mr. Kehrer - 95,920 shares; Mr. Konopacky - 25,000 shares; Mr. Robers - 17,900 shares; Mr. Staven - 161,216 shares; Mr. Wanta - 1,760 shares and Mr. Peters - 11,300 shares. The table also includes 398,191 shares held in the Company's profit sharing trust (based on the latest available information) for the following: Mr. Seramur - 316,032 shares; Mr. Heinecke - 12,571 shares; Mr. Peters - 26,165 shares; Mr. Salinger - 23,830 shares; Mr. Hammerling - 19,593 shares; and one executive officer - 14,449 shares. Except as otherwise indicated, all other shares included in this table are held by persons who have sole voting and investment power. The table includes 280,869 shares subject to outstanding stock options which are exercisable by current directors and executive officers within 60 days from March 7, 1994.

(b) A Schedule 13G dated February ____, 1994 was filed by Marshall & Ilsley Trust Company, Trustee for First Financial Corporation Profit Sharing/401k Plan. According to the
     Schedule 13G, Marshall & Ilsley Trust Company, Trustee for First Financial Corporation Profit Sharing/401k Plan is an Employee Benefit Plan, Pension Fund or Endowment Fund with beneficial ownership and sole voting power over ______ shares of FFC common stock.

(c) A Schedule 13G dated February ____, 1994 has been filed by Fiduciary Management, Inc. According to the Schedule 13G, Fiduciary Management, Inc. is an investment advisor with sole dispositive power over ______ shares of FFC common stock and shared dispositive power over ______ shares of FFC common stock.

                      ELECTION OF DIRECTORS
                        (Item 1 on Proxy)

     FFC's directors serve three-year terms which are staggered to provide for the election of approximately one-third of the Board of Directors each year. There are no arrangements or understandings between FFC and any person pursuant to which that person has been selected as a director or nominee except that Robert S. Gaiswinkler was nominated as a director in 1988 pursuant to a merger agreement between FFC and National Savings and Loan Association ("National Savings"). Mr. Gaiswinkler was the president and chief executive officer of National Savings. FFC acquired National Savings on March 31, 1988.

     Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of directors of the four nominees listed below. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality vote.

Information as to Nominees and Continuing Directors

     Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting and other directors whose terms do not expire until subsequent annual meetings. All of the directors are also members of the Board of Directors of the Bank. Mr. Seramur is also chairman of the board of First Financial-Port Savings Bank, FSB ("Port Savings"), another wholly owned savings bank subsidiary of FFC.

                                                          Age at
            Nominees for                              December 31,               Director                       For Term
          Three-Year Terms                                1993                   Since(a)                      to Expire
Robert S. Gaiswinkler (b)(d). . . . . . .                  61                     1974                            1997
Gordon M. Haferbecker (c). . . . . . . .                   81                     1965                            1997
Dr. George R. Leach (b)(e) . . . . . . .                   69                     1965                            1997
John C. Seramur (b). . . . . . . . . . . .                 51                     1967                            1997

        Continuing Directors
James O. Heinecke . . . . . . . . . . . . .                63                     1965                            1995
Robert T. Kehr (b). . . . . . . . . . . . .                66                     1980                            1996
Paul C. Kehrer (d). . . . . . . . . . . . .                77                     1945                            1995
Robert P. Konopacky (b)(e). . . . . . . . .                70                     1978                            1996
Ignatius H. Robers (d)(e) . . . . . . . . .                60                     1966                            1995
John H. Sproule (b)(d). . . . . . . . . . .                66                     1977                            1995
Ralph R. Staven (b)(d)  . . . . . . . . . .                72                     1959                            1996
Norman L. Wanta (b)(c)(e) . . . . . . . . .                71                     1965                            1995
Arlyn G. West (e) . . . . . . . . . . . . .                79                     1965                            1996
________

(a) Date from which first elected to the Board of Directors of one of the predecessor savings institutions to the Bank.
(b) Member of executive committee of Board of Directors of FFC and the Bank.
(c) Member of stock option committee of Board of Directors of FFC.
(d) Member of compensation committee of Board of Directors of the Bank.
(e)  Member of audit committee of Board of Directors of FFC.

  Robert S. Gaiswinkler is chairman of the board of both FFC and the Bank. He was vice chairman of the board of both FFC and the Bank during 1988. From 1977 through March 1988 he served as president and chief executive officer of National Savings & Loan Association which merged into the Bank at such time. He is past chairman of the National Council of Community Bankers and former member of the Advisory Committees of the Federal Home Loan Bank Board and Federal National Mortgage Association. He is also a past chairman and a member of the Board of Directors of Channels 10/36 Friends, Inc., a citizens group supporting public broadcasting. Mr. Gaiswinkler also served as a member of the State of Wisconsin Savings and Loan Review Board.

  Gordon M. Haferbecker is presently retired. He was the Vice Chancellor of the University of Wisconsin - Stevens Point from 1956 to 1974 and a professor of economics and business from 1956 to 1980. He also served as a labor arbitrator and traveling professor through 1986.

  Dr. George R. Leach is presently retired. Before retirement in 1993, he practiced as an optometrist in Stevens Point, Wisconsin since 1949. He served as a Fellow of the American Academy of Optometry and a past president of the Wisconsin Optometric Association.

  John C. Seramur is president, chief executive officer and chief operating officer of both FFC and the Bank. He is also the chairman of Port Savings. He served as president and chief executive officer of one of the predecessor institutions to the Bank. He currently serves as a director of the Federal Home Loan Bank of Chicago, a member of the Savings Association Insurance Fund Industry Advisory Committee, and is past chairman of the Wisconsin League of Financial Institutions.

  James O. Heinecke previously served as a Regional Vice President of the Bank. Mr. Heinecke was president of Home Savings and Loan of LaCrosse from 1969 through 1983, when Home Savings was merged into a predecessor institution of the Bank.

  Robert T. Kehr is president of Kehr Brothers in Watertown, Wisconsin. Kehr Brothers is a mechanical contractor specializing in heating, air conditioning and plumbing. Kehr Brothers has been in business since 1906. Mr. Kehr has been president of Kehr Brothers since 1969.

  Paul C. Kehrer was a chairman of the board and executive officer of a predecessor institution of the Bank. Mr. Kehrer has 49 years of experience in the savings and loan industry. He has served as the president of the Wisconsin Savings League (1981) and as a member of the Advisory Council to the National Association of Savings and Loan Supervisors, and was a director of the Federal Home Loan Bank of Chicago from 1981 through 1985.

  Robert P. Konopacky is the retired president of Mid-State
Photo, Inc., which was merged into a subsidiary of Fuqua
Industries.  Mr. Konopacky was president of Mid-State
Distributors, a wholesale beverage distributor in Stevens Point, Wisconsin, from 1974 through 1987.

  Ignatius H. Robers is a professional engineer and registered land surveyor. He is Senior Project Manager at Graef Anhalt Schloemer and Associates Inc. in Burlington, Wisconsin. He also owned and operated his own engineering and surveying firm, Robers & Boyd, Inc., from 1963 through 1988, and served as Wisconsin Regional Manager of Baxter & Woodman, Inc., a consulting civil engineering and land surveying firm, from 1988 through 1992.

  John H. Sproule has been retired from Envirex, Inc., a Rexnord Company, since May 1, 1987 after more than 34 years of service to Rexnord. He was President of Envirex, Inc., Waukesha, Wisconsin, a manufacturer of water and waste water treatment equipment, from 1983 through October 1986. From 1978 until September 1983, he was Executive Vice President and General Manager of Envirex, Inc.

  Ralph R. Staven served as chairman of the board of FFC and the Bank from 1984 through 1988. He was also chairman of the board, president and chief executive officer of predecessor savings institutions to the Bank and was chief executive officer of FFC and the Bank from 1984 through 1986. Mr. Staven has over 45 years of experience in the savings and loan industry. He has served as president of the Wisconsin Savings League (1973), as director of the Federal Home Loan Bank of Chicago (1973-1977), and as the representative from the Chicago District on the Federal Home Loan Bank Board Advisory Committee (1976-1979).

  Norman L. Wanta is a retired attorney. From 1946 through 1982, he engaged in the general practice of law in the City of Stevens Point and served as corporate counsel to one of the predecessor savings institutions of the Bank for 17 years.

  Arlyn G. West is presently retired. Mr. West performed fee appraisals for a predecessor savings institution to the Bank until November 1979. He was formerly in partnership with his brother as owners and operators of West's Dairy in Stevens Point for 26 years.



          Management Recommends A Vote FOR The Election
              Of The Board's Nominees For Directors


Compensation of Directors

  Directors' Fees. The directors of FFC are paid $500 for each FFC Board of Directors meeting attended, and as directors of the Bank they receive a monthly retainer fee of $1,500 plus $800 for each Bank Board of Directors meeting attended. Non-employee directors of FFC and the Bank receive $400 ($700 for non-employee chairmen) for each FFC or Bank committee meeting attended. Non-employee directors who serve as members of the boards of the Bank's subsidiaries receive $400 ($700 for non-employee chairmen) for each subsidiary board meeting attended. In addition, Messrs. Konopacky and Wanta received $24,450 and $88,216, respectively, representing directors' fees from prior years paid in 1993.

  Directors' Retirement Plan. The Board of Directors of FFC adopted a directors' retirement plan ("Retirement Plan"), effective November 18, 1992, which provides retirement benefits, upon termination of service on the board, to directors who are not employees pursuant to an employment agreement. The Retirement Plan replaced and is substantially identical to an earlier director's retirement plan of the Bank which had been in effect since 1988. A nonemployee director of FFC, or a designated advisory director, as defined in the Retirement Plan, who has attained the age of 70 and has completed 10 or more years of credited service on the board is entitled to a maximum monthly retirement benefit equal to 1/12th of the annual director's retainer fee, currently $1,500. Directors become vested in the plan at a rate of 10% for each year of credited service on the board, with full vesting occurring at 10 years. Retirement benefits are decreased by 5% per year (to a maximum of 90%) for each year a director's age at retirement is less than 70. An employee director begins accumulating years of service for Retirement Plan vesting purposes upon ceasing employment.
Monthly benefits continue for 180 months or until the director's death, whichever first occurs. No death benefits are payable.
In 1993, a total of $96,600 was paid to seven retired directors pursuant to the Retirement Plan.

  In the event the Retirement Plan is terminated or modified to diminish benefits, a retired director has the option of receiving a lump sum equal to benefits payable before the modification or termination, as calculated under the formula described in the Retirement Plan. Retirement Plan benefits are paid directly by

FFC which is not required to segregate such payments on its books. In the event a former director who is receiving retirement benefits under the Retirement Plan becomes an employee of the Bank or any of its affiliates, or returns to serve as a non-employee director, payments under the Retirement Plan will be suspended until such time as such employment is again terminated or such non-employee director retires. Monthly retirement benefits after such suspension of payments will be modified in accordance with the formula described in the Retirement Plan. Retired directors must be available for consultation and may not, without the consent of FFC, serve as director, officer or employee of any affiliated or unaffiliated institution or holding company thereof.

  The Retirement Plan provides that directors who are involuntarily removed from the board within 24 months following a change of control of the Bank or FFC will receive maximum monthly Retirement Plan benefits without reduction on account of vesting or age. A "change of control" of FFC will be deemed to have occurred if (i) any person becomes the beneficial owner of 25% or more of the total number of outstanding voting shares of FFC;
(ii) any person becomes the beneficial owner of 10% or more, but less than 25%, of the total number of outstanding shares of FFC if the Board of Directors of FFC determines that such beneficial ownership constitutes or will constitute control of FFC; (iii) any person (other than the person named as proxies solicited on behalf of the Board of Directors of FFC) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of FFC, for 25% or more of the total number of outstanding voting shares of FFC; (iv) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of outstanding voting shares of FFC and the Board of Directors of FFC determines that such action constitutes or will constitute a change in control; (v) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of FFC before such transaction shall cease to constitute at least two-thirds of the Board of Directors of FFC or any successor institution; or (vi) any person has received certain regulatory approvals to acquire FFC. A "change in control" of the Bank will be deemed to have taken place if FFC's beneficial ownership of the total number of outstanding voting shares of the Bank is reduced to less than 50%.

  Consulting Agreement. On January 1, 1993, FFC and Mr. Gaiswinkler entered into a consulting and noncompetition agreement pursuant to which FFC agreed to pay Mr. Gaiswinkler $100,000 per year through December 31, 1997 together with medical and dental insurance coverage until Mr. Gaiswinkler's 65th birthday. No death benefits are payable. Under the agreement, Mr. Gaiswinkler provides consulting services to FFC and undertakes not to provide material assistance to any competitor of during the term of the agreement or for three years thereafter. The agreement may be terminated by FFC with or without cause, but payments continue for the remaining term unless Mr. Gaiswinkler is terminated for cause (as defined) or in certain events specified by federal regulations.

Board of Director's Committees and Nominations by Stockholders

  The Board of Directors of FFC acts as the nominating committee for selecting the management nominees for election as directors, and met once for that purpose in 1993. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the bylaws of FFC require that the nominating committee submit nominations to the secretary of FFC at least 30 days prior to the date of the annual meeting. The nominations of the nominating committee for the Annual Meeting have already been submitted.

  Stockholders of FFC may nominate directors pursuant to timely notice in writing to the secretary of FFC in accordance with FFC's bylaws. To be timely, notice must be delivered to or mailed to and received at the principal executive offices of FFC not less than 30 days prior to the Annual Meeting; provided, however, that if less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice to be timely must be received by FFC not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made February 16, 1994 by the issuance of a press release. Under the bylaws, stockholder nominations for the Annual Meeting are required to be received on or before March 21, 1994 in order to be timely. A stockholder's notice of nomination must set forth certain information specified in
Article 3, section 3.5 of FFC's bylaws concerning each person the stockholder proposes to nominate for election and the stockholder giving the notice. The bylaws provide that no person shall be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.

  The Board of Directors of FFC has standing executive, audit and stock option committees. The Board of Directors of the Bank has standing executive and compensation committees. In 1993, the FFC audit committee met four times and the FFC stock option committee met twice. The FFC executive committee did not meet. The Bank compensation committee met twice and the Bank executive committee met three times during 1993.

  The audit committee reviews the quarterly and annual financial statements of FFC and the scope of the annual audit. It also reviews regulatory compliance and the independent accountants' letter to management concerning the effectiveness of FFC's internal financial and accounting controls and management's response to the letter. In addition, the committee reviews and recommends to the Board of Directors the firm to be engaged as FFC's independent accountants. The committee may also examine and consider another matters relating to the financial affairs of FFC as it determines appropriate.

  The stock option committee has authority to administer FFC's stock option plans and to grant options thereunder. The compensation committee establishes compensation for directors, reviews compensation for all officers on an annual basis and reviews the combination of benefits offered to all employees of the Bank.

  The executive committees of FFC and the Bank are authorized to exercise the powers of the boards of directors of FFC and the Bank, respectively, between regular meetings of such boards. The executive committee of the Bank also reviews the origination and administration of large commercial real estate loans on a regular basis.

  During the year ended December 31, 1993, FFC's Board of Directors held four regular meetings and one organizational meeting. No incumbent director attended fewer than 75 percent of the total number of meetings of the board of directors and the total number of meetings held by all committees of the Board of Directors on which he served.



                     MANAGEMENT COMPENSATION

Summary Compensation Table

  The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the four most highly compensated executive officers whose cash compensation exceeded $100,000, based on salary and bonus earned during fiscal 1993. The Company does not have any stock appreciation rights (SARs).


                                                                                  Long Term
                                          Annual Compensation                    Compensation
                                   __________________________________            ____________

                                                                                 Securities
                                                                                 Underlying
  Name and Principal                                                              Options/              All Other
       Position                    Year       Salary($)       Bonus($)(a)          SARs (#)           Compensation($)(b)

John C. Seramur
  President, Chief Executive       1993        600,000        260,000                 -0-                217,794(d)
  Officer and Director of          1992        500,000        200,000              140,000               157,780
  FFC and the Bank                 1991        462,000        100,000                 -0-

Donald E. Peters                   1993        220,000         54,000                 -0-                 45,218(e)
  Executive Vice                   1992        180,000         45,000               70,000                30,326
  President of the Bank            1991        145,000         22,113                 -0-

Walter T. Koziol (c)
  Vice President and
  Treasurer of FFC and             1993        175,383         39,663                 -0-                 33,335(f)
  Executive Vice                   1992        150,000         37,500               52,000                31,440
  President of the Bank            1991        120,000         19,500                 -0-

Robert M. Salinger,
  General Counsel and
  Secretary of FFC and             1993        165,000         41,250                 -0-                 30,352(g)
  Executive Vice                   1992        135,000         33,750               52,000                26,774
  President of the Bank            1991        115,000         18,688                 -0-

Harry K. Hammerling                1993        145,000         36,250                 -0-                 30,352(h)
  Executive Vice                   1992        120,000         30,000               52,000                24,151
  President of the Bank            1991         92,250         15,240                 -0-

_____________



(a) Reflects bonus earned in fiscal year regardless of when received by the executive.

(b) Includes 1993 and 1992 information only (three year phase-in).

(c) Mr. Koziol passed away on November 28, 1993.

(d) Consists of $30,000 in Company contributions to the Profit Sharing Plan, $126,700 in Company contributions to the Executive Profit Sharing Plan, $33,494 in Company-paid premiums for term life insurance and for the Executive Supplemental Life Insurance Plan, and $27,600 in directors' fees.

(e) Consists of $30,000 in Company contributions to the Profit
Sharing Plan, $14,866 in Company contributions to the Executive
Profit Sharing Plan, and $352 for Company-paid term life insurance.

(f) Consists of $30,000 in Company contributions to the Profit
Sharing Plan, $2,983 in Company contributions to the Executive
Profit Sharing Plan, and $352 for Company-paid term life insurance.

(g) Consists of $30,000 in Company contributions to the Profit
Sharing Plan, and $352 for Company-paid term life insurance.

(h) Consists of $30,000 in Company contributions to the Profit
Sharing Plan, and $352 for Company-paid term life insurance.

Option Grants During 1993 Fiscal Year

     No options or SARS were granted during fiscal 1993 to Mssrs.
Seramur, Peters, Koziol, Salinger or Hammerling.


Option Exercises during 1993 and Year End Option Values

     The following table provides information related to options exercised by the named executive officers during the 1993 fiscal year and the number and value of options held at year end. The
Company does not have any SARs.


                                                               Number of Securities            Value of Unexercised
                                                             Underlying Options/SARs          In-The-Money Options/
                                                                  at FY-End (#)               SARS at FY-End ($)(c)

                                                          _____________________________   _____________________________
                       Shares Acquired      Value
   Name               on Exercise(#)(a)  Realized($)(b)   Exercisable     Unexercisable   Exercisable     Unexercisable


John C. Seramur           13,530           169,894          66,630          140,000         866,026          1,111,250
Donald E. Peters           2,000            25,312          26,000           70,000         344,063            555,625
Walter T. Koziol(d)        2,000            34,125            ---              ---             ---                ---
Robert M. Salinger         5,161            69,196          14,839           52,000         192,935            404,000
Harry K. Hammerling        8,000            75,875            -0-            52,000            -0-             404,000
______________

(a) Each of the options exercised during fiscal 1993 was held by the named individual for a period of at least two years. All share amounts adjusted for 2-for-1 stock split in March 1993.

(b) Value realized is calculated based on the difference between the option exercise price and the market price of the underlying
FFC Common Stock on the date of exercise.

(c) Value is calculated based on the difference between the option exercise price and the market price of the underlying FFC
Common Stock on December 31, 1993.

(d) Mr. Koziol passed away on November 28, 1993.


Employment and Change of Control Agreements, and Compensation
Pursuant to Plans

     Employment Agreement. In February 1989, FFC and the Bank entered into an employment agreement with John C. Seramur pursuant to which he serves as president and chief executive officer of FFC and the Bank. The initial term of the agreement was through December 31, 1993, but the term of the agreement may be extended upon the third and each subsequent anniversary of the agreement for an additional year by both of the Board of Directors of FFC and the Bank and has been so extended until December 31, 1996. Mr. Seramur's current base salary under the agreement is $650,000. The agreement provides, among other things, for participation in stock options, profit sharing, group life insurance, medical coverage, education and other retirement or employee benefits applicable to executive personnel.

     The agreement provides for termination for cause (as defined) and in certain events specified by federal regulations. The agreement is also terminable by the Bank without cause whereupon Mr. Seramur would be entitled to the full amount of salary remaining under the term of the agreement. The agreement provides for payments to the employee in the event there is a change in control of FFC or of the Bank (as defined in the Directors' Retirement Plan -- see "Election of Directors -- Compensation of Directors -- Directors' Retirement Plan") if employment is terminated involuntarily in connection with such change of control other than for cause. Such termination payments are also provided on a similar basis in connection with a voluntary termination of employment following a change in control. The amount of these payments equals three times Mr. Seramur's average annual compensation which was includable in the employee's gross income for federal income tax purposes with respect to the five most recent taxable years ending prior to the change in control, less one dollar. In 1994, such lump sum payment would be $1,905,431.

     Change of Control Agreements. FFC and the Bank entered into severance agreements with certain executive officers (the "Severance Agreements") which provide for benefits only in the event of termination of employment within 24 months following a "change of control" (as defined in Director's Retirement Plan -- see "Election of Directors -- Compensation of Directors -- Directors' Retirement Plan"). The Severance Agreements also provide for benefits if the officer resigns within 24 months following a change of control for "good reason" as defined therein, including reduction in compensation, benefits or responsibilities, or relocation by more than 50 miles of the primary worksite of the officer. Benefits under the Severance Agreements are equal to twice the officer's average annual compensation for the five taxable years preceding the change of control. The Severance Agreements provide for no benefits in the event the officer is terminated for cause (as defined), certain events specified under federal regulations, or if the officer is terminated without cause, dies, or becomes permanently disabled prior to a change of control. The initial term of Severance Agreements is for a three year period, commencing January 1989, which may be extended upon the second and each subsequent anniversary of the Severance Agreements for an additional year by both of the boards of directors of FFC and the Bank. The Severance Agreements have been extended through December 31, 1995. The executive officers who have entered into such Severance Agreements are Mssrs. Peters, Salinger, Hammerling and an officer of the Bank. In 1994, in the event of a change in control resulting in a termination of employment, Mssrs. Peters, Salinger, and Hammerling would receive $359,146, $293,406 and $255,219, respectively, under the Severance Agreements.

     Supplemental Executive Retirement Plan. Effective August 1, 1989, the Board of Directors of First Financial Bank adopted a supplemental executive retirement plan (the "SER Plan") to provide additional retirement benefits to certain key employees selected by the compensation committee of the Bank. Currently, the participants are Messrs. Seramur, Peters, Salinger, Hammerling and one senior officer of the Bank. Under the SER Plan, participants receive a monthly supplemental retirement benefit equal to 60% of the participant's average monthly compensation received during the three calendar years of employment in which the participant's annual compensation was at the highest level ("Highest Average Compensation") less 50% of the participant's monthly primary social security benefit, and less the monthly benefit payable under the participant's regular employee profit sharing plan, and increased by three-fourths of a percent (3/4%) for each year of service at the Bank in excess of 25 (the "Supplemental Benefit"). In the event the participant retires after reaching the age of 55 and completion of ten years of service with the Bank, but before reaching the age of 62, the Supplemental Benefit will be decreased by 2.5% for each full or partial year by which the commencement of payment precedes the date of the participant's 62nd birthday. If a participant terminates employment prior to retirement or death, the Highest Average Compensation is multiplied by a fraction, the numerator of which is the participant's actual years of service, not to exceed 25, and the denominator of which is 25, prior to calculation of the Supplemental Benefit, and benefit payments commence on the first day of the month following the date on which the participant attains age 62 (unless termination is on account of total permanent disability, in which case benefit payments commence immediately.) If the participant's employment is terminated within 24 months following a change in control (as defined in the Directors' Retirement Plan--see "Election of Directors--Compensation of Directors--Directors' Retirement Plan"), monthly benefits equal the actuarial equivalent of the Supplemental Benefit, crediting the participant with seven years of service or the participant's actual years of service, whichever is greater. In the event a participant's employment terminates due to disability, retirement, death or a change in control, he is 100% vested in his Supplemental Benefit. Otherwise, a participant will become partially vested after three years of employment, with such vested percentage increasing until fully vested after seven years of employment. However, if a participant is terminated for cause as defined in the SER Plan, both the participant and his beneficiary will forfeit any rights to receive benefits under the SER Plan. In the event of the participant's death while employed by the Bank, or after the termination of employment but before benefits begin under the SER Plan, the Bank will pay a survivor benefit to the participant's beneficiaries approximately equal to the actuarial equivalent lump sum present value of the participant's benefit under the SER Plan. Supplemental benefits under the SER Plan are paid in the form of a 10 year certain life annuity with payments continuing to a participant's beneficiaries for the balance of the 10 year period if the participant dies before receiving payments for 10 full years.

     The Bank has purchased life insurance on the executives who participate in the SER Plan in amounts such that if assumptions as to mortality experience, policy dividends and other factors are realized, the benefits payable under those insurance policies will reimburse to the Bank all premiums paid and pay the participant all benefits under the SER Plan.

     Based on most recent annual compensation levels, it is estimated that the SER Plan would pay an annual retirement benefit at age 62 to Messrs. Seramur, Peters, Salinger and Hammerling of $______, $______, $______ and $______,
respectively.


Report of the Compensation and Stock Option Committees

     The Company's compensation program is administered by the compensation committee comprised of five nonemployee members of the Bank's board of directors. All decisions by the committee relating to the compensation of executive officers are reviewed by the full board. In addition, the FFC stock option committee, consisting of two disinterested nonemployee directors, makes all decisions concerning stock option grants. The decisions of the stock option committee are taken into account by the compensation committee in the course of its analysis of appropriate compensation levels.

     The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate, business unit, and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interest of executives with the long term interests of the Company's stockholders.

     Executive compensation consists of four components: base salary; annual incentive bonus; stock options; and executive benefits.

     Base Salary. Base salaries for executive officers were reviewed in detail by the compensation committee at its November 1992 meeting. The committee compared the executives officers' 1992 base salaries with those paid to executives of companies with assets of $2 to $5.9 billion as reflected in the 1992 Wyatt/Cole Financial Institutions Compensation Survey, which showed that the executives' base salaries ranged from the 25th to the 75th percentile for comparable positions other than CEO. The committee concluded that FFC's executives should be positioned nearer to the top of the comparison range based on the Company's record 1992 performance, including growth in assets (up 21%), income (up 73%), nonperforming assets (down 29%), return on assets (up 36%), return on shareholder's equity (up 33%) and earnings per share (up 79%). Based on these considerations, the committee determined that 1993 base salaries for the named executive officers should be increased by approximately 20% from 1992 levels.

     Incentive Bonus. The bonus component is calculated upon a formal written plan which has been in place since 1988. It is structured to pay bonuses only upon fulfillment of predetermined corporate, business unit, and individual goals. Annual bonus payouts range from 10% of base pay for bank assistant vice presidents to 40% for the CEO. Full bonus payouts are made only if the company's core income targets are exceeded and all business unit and individual goals are met. Extraordinary or one-time earnings, or earnings based upon unbudgeted acquisition activity, are not taken into account. Partial payouts of bonuses are available if 80% or more of budgeted core profitability is attained. The Company profit goal is aggressively set each year and as a result bonus payouts from 1988 through 1991 were paid at only partial levels even though record profits were achieved by the Company in those years. At its November 1993 meeting the compensation committee determined that bonuses for fiscal 1993 would be paid at full or nearly full levels based on the Company's record core earnings which significantly exceeded budgeted levels. In order to receive a full bonus payout, the executive must have substantially accomplished his individual and business unit goals, which varied from executive to executive.

     Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plans to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The option committee believes that this focuses attention on managing the Company from the perspective of an owner with an equity state in the business. In view of the substantial increase in 1993 base salaries, as well as the number of options granted in prior years to executive officers, the option committee determined that proper incentives were already in place and therefore no further options would be granted to executive officers during 1993.

     Executive Benefits. Like all Company employees, the named executive officers participate in the FFC Profit Sharing Plan.
In view of the Company's record profits, the compensation committee made a 1993 year-end contribution to the Profit Sharing Plan at a level near the maximum permitted by federal law. The committee also provided benefits to several of the named executive officers under the Executive Profit Sharing Plan as reflected herein in the Summary Compensation Table at page 9. In addition, the named executive officers receive all normal employee fringe benefits as well as supplementary retirement benefits designed to encourage them to remain with the Company for a long-term basis. For example, the supplementary executive life insurance and retirement plans provide for full benefits at age 62 but contain provisions for substantial reductions in benefits if an executive officer leaves the Company prior to normal retirement age.

     CEO Compensation. As noted above, the compensation committee evaluated comparable survey data as well as the Company's record performance when setting Mr. Seramur's 1993 base salary. Based on the growth of the Company and the continued improvements in all profitability measurements during fiscal 1992, as well as the substantial progress made in reducing nonperforming assets (to 0.76% of assets) and improvement in the efficiency ratio (which measures controllable overhead expenses as a percentage of recurring income), the committee determined that Mr. Seramur's base salary should be positioned in the upper range of his peers to properly reflect the Company's standing.
As a result, the committee approved an increase in Seramur's base salary to $600,000.

     As noted, payment under the Company's Incentive Bonus Plan is based on the accomplishment of individual and corporate goals. Mr. Seramur's individual goals were established at the beginning of 1993 relating to company profitability, return on equity, return on assets, and dividends paid to stockholders. The goals established by the committee were consistent with the stated corporate goals reflected in the Company's Annual Report to Shareholders. It was determined that all of the individual and corporate goals had been substantially met, and therefore a full payout of 40% of base salary ($240,000) would be made to Mr. Seramur. Since net income goals were exceeded by a significant margin in 1993, the committee also approved a discretionary bonus (available under the Plan) of $20,000 to reflect the increased results.

     The compensation committee believes Mr. Seramur's leadership has positioned the Company as an industry leader and it has established its compensation package accordingly. The committee believes the package is competitive with other industry leaders and appropriately rewards Mr. Seramur for the results he has achieved.


                                  Respectfully submitted,

                    Option Committee              Compensation Committee
                    _________________________     _________________________
                    Norman L. Wanta, Chairman     John H. Sproule, Chairman
                    Gordon M. Haferbecker         Robert S. Gaiswinkler
                                                  Paul C. Kehrer
                                                  Ignatius H. Robers
                                                  Ralph R. Staven

Compensation Committee Interlocks and Inside Participation

     Certain members of the compensation committee are former officers of the Bank or predecessors of the Bank. Compensation committee members Paul C. Kehrer, Ralph R. Staven and Robert S.
Gaiswinkler formerly served as officers of the Bank or predecessors to the Bank prior to 1985, 1988 and 1993, respectively.

Stock Performance Chart

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1993 with the cumulative total return on the S&P 500 Index and the S & P Financial Index. The comparison assumes $100 was invested on December 31, 1988 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


     [Stock Performance Chart shows the following performance graph plot points:]


               First FinancialS&P Financial       S&P 500
     Year        Corporation      Index            Index

     1988           100            100              100
     1989           130            132              132
     1990            94            104              127
     1991           207            157              166
     1992           429            193              179
     1993           625            215              197



Officer, Director, and Employee Mortgages

     First Financial Bank offers loans to its officers, directors, and employees. Loans are made under substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons. Pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), which became effective on August 9, 1989, loans made by the Bank to its executive officers and directors must comply with the requirements of Section 22(h) of the Federal Reserve Act. Among other things, Section 22(h) prohibits the Bank from making a loan to any executive officer or director on preferential terms, i.e., terms that would not be offered to an unaffiliated borrower of comparable credit standing seeking a comparable loan. The management of the Bank believes that all loans to FFC's directors and executive officers have been made in the ordinary course of business and do not involve more than the normal risk of collectibility nor present other unfavorable terms and are in compliance with applicable regulatory requirements.

         PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                        (Item 2 on Proxy)

     As set forth in Article 4 of FFC's Articles of Incorporation, the capital stock which the Company currently has authority to issue consists of 30,000,000 shares of common stock, par value $1.00 per share, and 3,000,000 shares of serial preferred stock, par value $1.00 per share. The proposed amendment to Article 4 is to increase the number of authorized shares of common stock to 75,000,000 shares. Such increase will be effected by amending the first sentence of Article 4 of FFC's Articles of Incorporation to read as follows:

     "The total number of shares of all classes of the capital stock which the Corporation has authority to issue is seventy-eight million (78,000,000) of which seventy-five million (75,000,000) shall be common stock, $1.00 par value per share, amounting in the aggregate to seventy-five million dollars
     ($75,000,000), and three million (3,000,000) shall be
     serial preferred stock, $1.00 par value per share, amounting in the aggregate to three million dollars
     ($3,000,000)."

     Of the 30,000,000 presently authorized shares of common stock, 23,586,827 shares were outstanding on December 31, 1993 and 784,500 shares were reserved for issuance under the FFC Stock Option Plan, as amended. In addition, approximately _______ shares of common stock were issued on or about February 25, 1994 in connection with FFC's acquisition of NorthLand Bank of Wisconsin, S.S.B. Accordingly, approximately _______ shares remained available for issuance. No shares of serial preferred stock are outstanding.

     Although FFC has no present intention of issuing additional shares of common stock, the board of directors believes that the increased number of authorized shares of common stock will benefit FFC by making a sufficient number of shares available in the future for use in connection with possible stock dividends or stock splits, the raising of additional capital through a potential underwritten public offering, and possible future mergers or acquisitions. The unissued and unreserved shares of common stock will be available for issue for any proper corporate purpose, as authorized from time to time by the board of directors, without further approval by the stockholders of FFC unless otherwise required by law or the rules of the National Association of Securities Dealers, Inc. ("NASD") or any stock exchange on which the Company's securities may then be listed. The current rules of the NASD require stockholder approval by issuers of NASDAQ National Market System designated securities, on which the Company's common stock is currently traded, as to the issuance of shares of common stock or securities convertible into common stock in several instances, including stock option or purchase plans for directors or officers where the securities that may be issued exceed the lesser of 1% of the number of shares of common stock, 1% of the voting power outstanding or 25,000 shares, actions resulting in a change of control of the company, acquisition transactions involving directors, officers or substantial security holders where the present or potential issuance of such securities could result in an increase in outstanding common shares of 5% or more, acquisition transactions generally where the present or potential issuance of such securities could result in an increase in outstanding shares of 20% or more, and certain other sales or issuances of common stock (or securities convertible into or exercisable for common stock) in a non-public offering equal to 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Exceptions to these rules may be made upon application to the NASD when (i) the delay in securing stockholder approval would seriously jeopardize the financial viability of the enterprise and (ii) reliance by the Company on this exception is expressly approved by the Company's audit committee or a comparable body. The availability of additional common shares for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Corporation greater flexibility in acting upon proposed transactions. Stockholders of FFC do not have any preemptive rights to purchase additional shares of common stock of FFC, whether now or hereafter authorized. Issuance of additional shares by FFC therefore may have a dilutive effect on existing stockholders.

     In the event of a proposed merger, tender offer or other attempt to gain control of FFC of which management does not approve, it might be possible for the board of directors to authorize the issuance of shares of common stock in a transaction that could have the effect of frustrating or impeding such takeover attempt. In addition, if the board of directors decides at some future date to adopt and implement a share purchase rights plan, which would be designed to deter a non-negotiated attempt to gain control of FFC, the board could authorize the issuance of shares of common stock in connection with such plan. The board of directors is not aware of any specific effort to accumulate FFC's common stock in order to obtain control of FFC by means of a merger, tender offer or otherwise, and has no present intention of adopting a share purchase rights plan.

     The affirmative vote of not less than two-thirds of the total votes eligible to be cast at the Annual Meeting is required to adopt the proposed amendment to Article 4 of FFC's Articles of Incorporation. If approved by stockholders, the proposed amendment to Article 4 will become effective upon filing of the amendment with the Office of the Secretary of State of Wisconsin. Your Board recommends that you vote FOR the adoption of such amendment.


                    SECTION 16(a) DISCLOSURE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1993 all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.


                 INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has renewed the appointment of Ernst & Young to act as FFC's independent public accountants for 1994. Representatives of Ernst & Young will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.



          DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                TO BE INCLUDED IN PROXY MATERIALS

     Any stockholder of FFC who intends to present a proposal for action at the 1995 annual meeting of stockholders must forward a copy of the proposal or proposals to FFC's corporate offices.
Any such proposal or proposals intended to be presented at the 1995 annual meeting and included in FFC's proxy statement and form of proxy relating to that meeting must be received by FFC by November 21, 1994.

     The bylaws of FFC provide that any director nominations and new business submitted by shareholders must be filed with the secretary of FFC at least 30 business days prior to the date of the meeting. If notice of the meeting is given less than 45 days before the meeting, such submissions must be filed not later than 15 days after notice of the meeting is given.

                 OTHER BUSINESS TO BE TRANSACTED

     As of the date of this proxy statement, the Board of Directors of FFC knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.


                              By order of the Board of Directors of
                              FIRST FINANCIAL CORPORATION



                              Robert S. Gaiswinkler
                              Chairman of the Board


Stevens Point, Wisconsin
March 21, 1994

                           PRELIMINARY COPY
                                PROXY
     ANNUAL MEETING OF SHAREHOLDERS OF FIRST FINANCIAL CORPORATION

Ignatius H. Robers and Arlyn G. West, and each of them, are hereby appointed proxies, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of First Financial Corporation, to be held at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin, on April 20, 1994 at 10:00 a.m., Local Time, and at any adjournments thereof, as folows, hereby revoking any proxy heretofore given.

1. ELECTION OF FOUR DIRECTORS:
                 Robert S. Gaiswinkler, Gordon M.Haferbecker,
                 Dr. George R. Leach and John C. Seramur

[] FOR all nominees listed above
   (except as marked to the contrary)

[] WITHHOLD AUTHORITY
   to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below).




THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CHOICE IS INDICATED, WILL BE VOTED FOR ITEM 1.

2. AMENDMENT OF ARTICLES OF INCORPORATION:
To amend Article 4 to increase the number of authorized shares of common stock from 30,000,000 to 75,000,000.

[] FOR            [] AGAINST              [] WITHHOLD AUTHORITY

3. In their discretion on such other matters as may properly come before the meeting, all set out in the Notice and Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.

                                      Dated:______________________, 19____
                                      ____________________________________
                                      ____________________________________
                                     (Please sign exactly as name appears
                                      hereon. If stock is owned by more than
                                      one person, all owners should sign. If
                                      signing as attorney, administrator,
                                      executor, guardian or trustee, please
                                      indicate such capacity. A proxy given by a corporation should be signed by an authorized officer.)


        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THIS CORPORATION